Exhibit 23

Consent of Independent Certified Public Accountants

The Board of Directors of
FPIC Insurance Group, Inc.

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-83835) and on Form S-8 (333-72601, 333-72599, 333-09365, and 333-09375), of our report dated February 20, 2003, relating to the consolidated financial statements and financial statement schedules at December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002, which appears in this Form 10-K.

                  PricewaterhouseCoopers LLP

Jacksonville, Florida
March 24, 2003

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